UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2006

CYMER, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-21321	33-0175463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 385-7300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Intellectual Property License Agreement we entered into effective as of January 28, 2004 with Intel Corporation was amended on June 28, 2006 (“Amended Intellectual Property License Agreement”). Under the original intellectual property license agreement, pursuant to which we licensed certain patents and trade secrets from Intel related to extreme ultraviolet (EUV) lithography technology, our obligation to pay license fees to Intel did not commence until our first high volume manufacturing shipment of an EUV lithography light source. The Amended Intellectual Property License Agreement replaces the license fee payments tied to product shipments with an up-front license fee which we paid to Intel in full upon execution of this amended Agreement. The Amended Intellectual Property License Agreement also changes a number of the EUV patents covered by the license. All of the licensed patents under the amended Agreement relate to EUV technology. We intend to use the licensed patents in connection with our continuing research and development efforts related to EUV technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cymer, Inc.

Date: June 29, 2006	By:	/s/ Nancy J. Baker
Nancy J. Baker
Senior Vice President and Chief Financial Officer